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                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                     MUTUAL INSURANCE CORPORATION OF AMERICA
                                    ("BUYER")


                                       AND

                              WILLIAM B. CHEESEMAN
                               WILLIAM J. GAUGIER
                                   ("SELLERS")



                                 AUGUST 31, 1999

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                                TABLE OF CONTENTS

ARTICLE I         SALE AND TRANSFER OF SHARES; CLOSING.........................................................................1
         1.1      Sale and Purchase of Shares..................................................................................1
         1.2      Purchase Price...............................................................................................1
         1.3      Payment of Purchase Price....................................................................................1
         1.4      Closing......................................................................................................3
         1.5      Closing Obligations..........................................................................................4
         1.6      Purchase Price Adjustment....................................................................................5

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................................5
         2.1      Organization and Good Standing...............................................................................5
         2.2      Authority/Enforceability.....................................................................................6
         2.3      No Conflict..................................................................................................6
         2.4      Capitalization...............................................................................................6
         2.5      Financial Statements.........................................................................................7
         2.6      Books and Records............................................................................................7
         2.7      Title to Properties; Encumbrances............................................................................7
         2.8      Real Property................................................................................................7
         2.9      Condition and Sufficiency of Assets..........................................................................7
         2.10     No Undisclosed Liabilities...................................................................................8
         2.11     Taxes........................................................................................................8
         2.12     No Material Adverse Change...................................................................................9
         2.13     Employee Benefits............................................................................................9
         2.14     Compliance with Legal Requirements..........................................................................10
         2.15     Governmental Authorizations.................................................................................11
         2.16     Legal Proceedings; Orders...................................................................................11
         2.17     Absence of Certain Changes and Events.......................................................................12
         2.18     Contracts; No Defaults......................................................................................13
         2.19     Insurance...................................................................................................15
         2.20     Environmental Matters.......................................................................................16
         2.21     Employees/Representatives...................................................................................16
         2.22     Labor Relations; Compliance.................................................................................17
         2.23     Subsidiaries................................................................................................17
         2.24     Finders or Broker Fees......................................................................................17
         2.25     Related Party Transactions..................................................................................17
         2.26     Assets of Cheeseman.........................................................................................18

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................................18
         3.1      Organization and Good Standing..............................................................................18
         3.2      Authority; No Conflict......................................................................................18
         3.3      Certain Proceedings.........................................................................................19
         3.4      Finders or Brokers Fees.....................................................................................19
         3.5      Purchase for Own Account....................................................................................19

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
ARTICLE IV        COVENANTS OF SELLERS........................................................................................19
         4.1      Access and Investigation....................................................................................19
         4.2      Operation of the Business of the Company....................................................................19
         4.3      Requirement; Approvals......................................................................................20
         4.4      Notification................................................................................................20
         4.5      Payment of Indebtedness by Related Persons..................................................................21
         4.6      No Negotiation..............................................................................................21
         4.7      Best Efforts................................................................................................21
         4.9      Section 338(h)(10) Election.................................................................................22

ARTICLE V         COVENANTS OF BUYER PRIOR TO CLOSING DATE....................................................................23
         5.1      Approvals of Governmental Bodies............................................................................23
         5.2      Best Efforts................................................................................................23

ARTICLE VI        CONDITIONS PRECEDENT OF BUYER'S OBLIGATION TO CLOSE.........................................................24
         6.1      Accuracy of Representations.................................................................................24
         6.2      Satisfactory Due Diligence and Approval of the Board of Directors...........................................24
         6.3      Sellers' Performance........................................................................................24
         6.4      Consents....................................................................................................24
         6.5      Additional Documents........................................................................................24
         6.6      No Proceedings..............................................................................................25
         6.7      No Claim Regarding Stock Ownership of Sale Proceeds.........................................................25
         6.8      No Prohibition..............................................................................................25
         6.9      Resignation of Officers.....................................................................................25
         6.10     Financing...................................................................................................25
         6.11     Employment Agreements.......................................................................................25

ARTICLE VII       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE........................................................25
         7.1      Accuracy of Representations.................................................................................26
         7.2      Buyer's Performance.........................................................................................26
         7.3      Additional Documents........................................................................................26
         7.4      No Injunction...............................................................................................26
         7.6      Opinion.....................................................................................................26
         7.8      Modification of Management Agreement........................................................................26

ARTICLE VIII      TERMINATION.................................................................................................26
         8.1      Termination Events..........................................................................................26
         8.2      Effect of Termination.......................................................................................27

                                       iii

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
ARTICLE IX        INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS........................................................27
         9.1      Indemnification and Payment of Damages by Cheeseman.........................................................27
         9.2      Indemnification by Gaugier..................................................................................28
         9.3      Indemnification and Payment of Damages by Buyer.............................................................28
         9.4      Limitations on Indemnity....................................................................................28
         9.5      Survival Representations, Warranties, Covenants and Agreements..............................................28
         9.6      Survival of Representations, Warranties, Covenants and Agreements by Buyer..................................29
         9.7      Exclusive Remedy............................................................................................29

ARTICLE X         DEFINITIONS.................................................................................................29
         10.1     "Acquired Companies.........................................................................................29
         10.2     "Acquired Company...........................................................................................29
         10.3     "Agreement".................................................................................................29
         10.4     "Best Efforts"..............................................................................................29
         10.5     "Breach"....................................................................................................29
         10.6     "Change in Control..........................................................................................29
         10.7     "Closing Date"..............................................................................................30
         10.8     "Consent"...................................................................................................30
         10.9     "Contemplated Transactions".................................................................................30
         10.10    "Contract"..................................................................................................30
         10.11    "Employee Benefit Plan".....................................................................................31
         10.12    "Encumbrance"...............................................................................................31
         10.13    "Employment Agreements".....................................................................................31
         10.14    "Environment"...............................................................................................31
         10.15    "Environmental, Health, and Safety Liabilities".............................................................31
         10.16    "Environmental Law".........................................................................................32
         10.17    "ERISA".....................................................................................................32
         10.18    "Fiduciary".................................................................................................32
         10.19    "Financial Statements"......................................................................................32
         10.20    "GAAP"......................................................................................................32
         10.21    "Governmental Authorization"................................................................................32
         10.22    "Governmental Body".........................................................................................33
         10.23    "Hazardous Activity"........................................................................................33
         10.24    "Hazardous Materials".......................................................................................33
         10.25    "IRC" ......................................................................................................33
         10.26    "IRS".......................................................................................................33
         10.27    "Knowledge".................................................................................................33
         10.28    "Legal Requirement".........................................................................................33
         10.29    "Liability".................................................................................................33
         10.30    "Management Agreement.......................................................................................34
         10.31    "Material Adverse Change (or Effect)".......................................................................34
         10.32    "Occupational Safety and Health Law"........................................................................34
         10.33    "Order".....................................................................................................34
         10.34    "Ordinary Course of Business"...............................................................................34
         10.35    "Organizational Documents"..................................................................................34

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
         10.36    "Person"....................................................................................................34
         10.37    "Proceeding"................................................................................................34
         10.38    "Release"...................................................................................................34
         10.39    "Sellers....................................................................................................35
         10.40    "Tax".......................................................................................................35
         10.41    "Tax Return"................................................................................................35
         10.42    "Threat of Release".........................................................................................35
         10.43    "Threatened"................................................................................................35

ARTICLE XI        GENERAL PROVISIONS..........................................................................................35
         11.1     Confidentiality.............................................................................................35
         11.2     Expenses....................................................................................................36
         11.3     Schedules...................................................................................................36
         11.4     Public Announcements........................................................................................36
         11.5     Arbitration.................................................................................................36
         11.7     Notices.....................................................................................................37
         11.8     Certain Taxes...............................................................................................38
         11.9     Further Assurances..........................................................................................38
         11.10    Waiver......................................................................................................38
         11.11    Entire Agreement and Modification...........................................................................38
         11.12    Construction................................................................................................38
         11.13    Assignments; Successors; No Third Party Rights..............................................................39
         11.14    Severability................................................................................................39
         11.15    Section Headings............................................................................................39
         11.16    Time of Essence.............................................................................................39
         11.17    Governing Law...............................................................................................39
         11.18    Arm's Length Negotiations...................................................................................39
         11.19    Counterparts................................................................................................40

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 31, 1999, by and among MUTUAL INSURANCE CORPORATION OF AMERICA, a Michigan Mutual Insurance corporation ("Buyer"), and WILLIAM B. CHEESEMAN ("Cheeseman"), a Michigan resident and WILLIAM J. GAUGIER ("Gaugier"), a Michigan resident (individually referred to herein as "Seller" and collectively and jointly and severally referred to herein as "Sellers"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

                                R E C I T A L S :

         A. Sellers are the owners of all the issued and outstanding shares (the "Shares") of the capital stock of Stratton-Cheeseman Management Company, a Michigan corporation (the "Company").

         B. The Company is the owner of all the outstanding shares of Stratton-Cheeseman Management Company of Kentucky, Inc., a Kentucky corporation (the "Subsidiary").

         C. Sellers desire to sell and Buyer desires to purchase all of the Shares on the terms and subject to the conditions, representation, warranties and covenants contained in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises representations, warranties and covenants herein contained, the parties agree as follows:


                                    ARTICLE I
                      SALE AND TRANSFER OF SHARES; CLOSING

         1.1 SALE AND PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, convey, assign, deliver and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers free and clear of any Encumbrances.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be Nineteen Million Five Hundred Thousand and No/100
($19,500,000.00) Dollars, subject to the adjustments set forth in Sections
1.3.10 and 1.6.

         1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable, as follows:

             1.3.1 At the Closing, the sum of Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00) by bank cashier's or certified checks or by inter-bank wire
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         transfer, in the amounts payable as to each Seller as set forth in
         Schedule 1.3.1 hereof ("Cash Payment"); and

                  1.3.2 Commencing eighteen (18) months after the Closing Date and annually thereafter, the Buyer shall pay to Cheeseman the annual payments ("Annual Payments"), subject to the adjustments set forth in
         Section 1.6 set forth below.

                           (a) The first, second, third, fourth and fifth Annual
                  Payments shall be One Million ($1,000,000.00) Dollars each.

                           (b) The sixth and seventh Annual Payments shall be
                  One Million Five Hundred Thousand ($1,500,000.00) Dollars each.

                           (c) The eighth Annual Payment shall be Two Million
                  ($2,000,000.00) Dollars.

                  1.3.3 Within ninety (90) days of the death or Disability (as defined in Cheeseman's Employment Agreement with Buyer) of Cheeseman, the Buyer shall pay Cheeseman (or his heirs) in lieu of any remaining Annual Payments, an amount equal to the unpaid Annual Payments as of the date of his death or disability, using Buyer's A.M. Best Rating as of the date of Cheeseman's death or disability for purposes of calculating the Adjustment Amount (as hereinafter defined in Section 1.6).

                  1.3.4 The Annual Payments will be fully insured against Cheeseman's death or disability by an insurance product(s) purchased by the Buyer or by a self insurance program established by the Buyer reasonably acceptable to Cheeseman.

                  1.3.5 In the event that Cheeseman's employment with the Buyer or an affiliate of the Buyer is terminated for "Cause" (as defined in Cheeseman's Employment Agreement with Buyer) which results in the Buyer suffering damages, or if it is voluntarily terminated by Cheeseman without Cause (as defined in Cheeseman's Employment Agreement with Buyer), Cheeseman shall forfeit any remaining Annual Payments to be paid him.

                  1.3.6 In the event that Cheeseman's employment with the Buyer or an affiliate of the Buyer is terminated by the Buyer (or an affiliate of Buyer) without Cause (as defined in Cheeseman's Employment Agreement with Buyer) or if Cheeseman terminates his employment with the Buyer or an affiliate with the Buyer for Cause (as defined in Cheeseman's Employment Agreement), Buyer shall pay to Cheeseman the unpaid Annual Payments as of the date his employment is terminated using Buyer's A.M. Best Rating as of the date Cheeseman's employment is terminated, for purposes of calculating the Adjustment Amount (as hereinafter defined in Section 1.6), except that where Cause on the part of Cheeseman is for extenuating personal reasons the Adjustment Amount shall be discounted at the rate of eight (8%) percent per annum.

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                  1.3.7 In the event there is a Change in Control of the Buyer,
         Cheeseman may, during the sixty (60) day period following the date on which a Change in Control occurs, accelerate the payment of the unpaid Annual Payments. If Cheeseman so elects, the amount due to a Change in Control shall be equal to the unpaid Annual Payments, using Buyer's A.M. Best Rating as of the date of Change in Control. If Cheeseman fails to elect to accelerate the payment of the Annual Payments within the time frame set forth herein, the Annual Payments shall continue to be made in accordance with the terms of this Agreement.

                  1.3.8 Except as set forth below, the Parties acknowledge that any outstanding Annual Payment will not accrue any interest and that Buyer will not owe to Cheeseman any interest in connection with the Annual Payments. In the event that Buyer shall fail to make any payment within thirty (30) days after Cheeseman gives written notice to Buyer of its failure to make any payment when due, in addition to any payment, Buyer shall pay Cheeseman interest on said payment at the rate of eight percent (8%) per annum from the date on which said payment was first due.

                  1.3.9 In the event that a dispute arises between Cheeseman and the Buyer relating to any matter contained in this Agreement, pending the resolution of the dispute, Buyer, in lieu of making Annual Payment, may deposit any Annual Payment then due to Cheeseman with an escrow agent and pursuant to an escrow agreement, mutually acceptable to both Buyer and Cheeseman pending the resolution of any and all disputes in conformance with Section 11.5 below. In the event that Cheeseman and the Buyer are unable to agree to a mutually acceptable escrow agent and escrow agreement, Buyer shall then deposit the Annual Payment in a separate interest bearing bank account for the benefit of Cheeseman.

                  1.3.10 As additional Purchase Price, Buyer shall pay to Sellers any incentive payments due under the Management Agreement which cannot be determined as of the Closing Date, in accordance with Section 5.3.

                  1.3.11 Buyer and Sellers agree to allocate the Purchase Price as of the Closing among the Company Assets for all purposes in accordance with an allocation to be mutually agreed upon based on the Acquired Company's most recently prepared financial statement. Buyer and Sellers also agree to file all tax returns consistent with the allocation set forth on Exhibit 1.3.11.

         1.4 CLOSING. Unless this Agreement is terminated pursuant to Section 8.1, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Kerr, Russell and Weber, PLC at Detroit Center, 500 Woodward Avenue, Suite 2500, Detroit, Michigan 48226, at 10:00 a.m. (local time) on the last day of the month in which all conditions precedent have been satisfied or waived, or at such other time and place as the parties may agree. Provided, unless otherwise agreed, the Closing will not take place on December 31, 1999 if all conditions precedent have been either satisfied or waived in December; however, the Closing will take place

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on January 31, 2000. Subject to the provisions of Article 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         1.5 CLOSING OBLIGATIONS. At the Closing:

                  1.5.1 Sellers will deliver to Buyer (collectively the "Sellers' Closing Document"):

                           (a) Certificates representing the Shares, duly
                  endorsed (or accompanied by duly executed stock powers);

                           (b) Releases in the form of Exhibit 1.5.1(b) executed
                  by Sellers indicating each Seller shall release the Company from certain claims, liabilities or obligations (collectively "Sellers' Releases");

                           (c) Noncompetition agreements in the form of Exhibit
                  1.5.1(c), executed by Sellers (the "Noncompetition
                  Agreements");

                           (d) A certificate executed by Sellers representing
                  and warranting to Buyer that each of Sellers' representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

                           (e) The Consents;

                           (f) The resignations of those persons listed on
                  Schedule 1.5.1 as officers and/or directors of any Acquired Company, if applicable; and

                           (g) The documents and instruments required by Article
                  VI hereof.

                  1.5.2 Buyer will deliver to Sellers:

                           (a) The Cash Payment;

                           (b) A certificate executed by Buyer representing and
                  warranting to Sellers that each of Buyer's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; and

                           (c) The documents and instruments required by Article
                  VII hereof.

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                           (d) Releases in the form of Exhibit 1.5.2(d) executed
                  by Buyer, indicating that Buyer and the Company shall release the Sellers from certain claims, liabilities or obligations (collectively "Buyer's Releases").

                           (e) The Consents.

         1.6 PURCHASE PRICE ADJUSTMENT. Buyer and Sellers agree and acknowledge that the Buyer's current A.M. Best Rating as of the Closing Date is A- ("Base Rating"). In the event that the Buyer's A.M. Best Rating on each date on which an Annual Payment is due is other than the Base Rating, such Annual Payment shall be subject to the adjustments contained herein. In the event that Buyer's A.M. Best Rating is improved, the Annual Payment then due shall be increased by an amount equal to the product of (a) Two Hundred Thousand Dollars ($200,000.00) ("Adjustment Amount"), multiplied by (b) the number of grade levels by which the Buyer's A.M. Best Rating has been improved over the Base Rating. In the event that the Buyer's A.M. Best Rating has been downgraded, the Annual Payment then due shall be decreased by an amount equal to the product of (a) the Adjustment Amount multiplied by (b) the number of grade levels by which the Buyer's A.M. Best Rating has been decreased below the Base Rating.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer entering into this Agreement and knowing and acknowledging that Buyer is relying upon the same, each Seller hereby makes, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Buyer.

         2.1 ORGANIZATION AND GOOD STANDING. Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the respective laws of the State of its incorporation as set forth on Schedule 2.1, with full power and authority to conduct its business as it is now being conducted, to own, lease and use the properties and assets that it purports to own, lease or use, and to perform all its obligations under Contracts. Each Acquired Company is, and has been, duly qualified to do business as a foreign corporation and is and has been in good standing under the laws of each state or other jurisdiction during all such times in which either the ownership, leasing or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, required such qualification.

         2.2 AUTHORITY/ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Sellers of the Sellers' Closing Documents, the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against each of them in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers'

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Closing Documents and to perform their obligations under this Agreement and the
Sellers' Closing Documents.

         2.3 NO CONFLICT. Except as set forth in Schedule 2.3, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with, result in a violation of or have any adverse affect upon (i) any provision of the Organizational Documents of any Acquired Company, or (ii) any resolution adopted by the Board of Directors or the stockholders of the any Acquired Company; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement, any Order to which any Acquired Company or Sellers, or any of the assets owned or used by any Acquired Company, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company; (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company. Except as set forth in
Schedule 2.3 neither Sellers nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         2.4 CAPITALIZATION. The outstanding equity securities of each Acquired Company are duly authorized, validly issued, fully paid and non-assessable, consist solely of the equity security described in Schedule 2.4 and, in the case of the Company, constitute the Shares for purposes of this Agreement. At the Closing, the Shares shall represent all of the issued and outstanding shares of capital stock of the Company. Sellers are and will be on the Closing Date, the legal, record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, and shall transfer ownership and marketable title to the Shares to the Buyer, free of all Encumbrances at the Closing. The Company is, and will be on the Closing Date, the legal, record and beneficiary owners of all the issued and outstanding stock of the Subsidiary, free of all Encumbrances. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company, no Person has any rights to acquire any shares of the capital stock of any Acquired Company, and there are no options, calls, warrants or other securities or rights outstanding which relate to, are convertible into or exercisable for any securities of any Acquired Company.

         2.5 FINANCIAL STATEMENTS. Sellers have delivered to Buyer the following financial statements of the Companies ("Financial Statements"): (a) the audited consolidated balance sheet of the Acquired Companies as of December 31 for 199_ through 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the accountant's report and opinion thereon and (b) a consolidated
balance sheet of the Acquired Companies as of                , 1999 and the
related unaudited statements of income, changes in stockholders' equity, and cash flow for the months then ended (collectively the "Interim Financial Statements"). All Financial Statements are true, accurate, complete, and fully and accurately present the properties, financial condition, results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with and pursuant to GAAP consistently applied.

         2.6 BOOKS AND RECORDS. The books of account, business and accounting records, minute books, stock record books, and other records of each Acquired Company, all of which have been made available to Buyer, are complete, accurate and correct and have been maintained in accordance with sound business practices. The minute books of each Acquired Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and maintained in such minute books. At the Closing, all of said books and records will be delivered to the Buyer.

         2.7 TITLE TO PROPERTIES; ENCUMBRANCES. Except as indicated in Schedule
2.7 and for those properties provided to the Acquired Companies by the Buyer, each Acquired Company owns and has absolute, good and marketable title to all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible), used in the business or operations of such Acquired Company, or reflected in the books, records or Financial Statements of such Acquired Company, and all properties and assets purchased or otherwise acquired by such Acquired Company since the date of the Interim Financial Statements including, without limitations, all of the assets described in Schedule 2.7 (collectively "Company Assets"). All Company Assets are free and clear of all Encumbrances, except those Encumbrances described in Schedule 2.7.

         2.8 REAL PROPERTY. The Company does not own or lease any parcel of real property.

         2.9 CONDITION AND SUFFICIENCY OF ASSETS. The Company Assets are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Company Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company Assets are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         2.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.10, no Acquired Company has any Liabilities except for liabilities reflected in the Interim Financial Statements and current liabilities for trade payables and accrued operating expenses incurred in the Ordinary Course of Business since the date of the Interim Financial Statements.

         2.11 TAXES.

                  2.11.1 Each Acquired Company has filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to be filed by or with respect to it. Each Acquired Company has paid all Taxes that have or may have become due pursuant to those Tax Returns, any Legal Requirement or otherwise, or pursuant to any assessment received by Sellers or the Company.

                  2.11.2 Schedule 2.11.2 contains a complete and accurate list of all audits of or adjustments to all Tax Returns of each Acquired Company (or their predecessors) ending within the ten (10) year period immediately preceding the date of the Interim Financial Statements, including a reasonably detailed description of the nature, proposed adjustments and outcome of each audit. Except as described in Schedule 2.11.2, neither Sellers nor any Acquired Company has given or been requested to give waivers or extensions (or are or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by any Acquired Company or for which any Acquired Company may be liable. All deficiencies proposed as a result of such audits have been paid.

                  2.11.3 The charges, accruals, and reserves with respect to Taxes in the Financial Statements of the Acquired Company are correctly determined in accordance with GAAP and are at least equal the Acquired Company's entire liability for Taxes for the periods indicated therein. All Taxes that the Acquired Companies are or were required by Legal Requirements to pay, withhold or collect have been duly paid, withheld or collected and, to the full extent required, have been timely paid to the proper Governmental Body or other Person. No Acquired Company has any Liability for Taxes, except for Taxes reserved in its Interim Financial Statement and accrued in the Ordinary Course of Business since the date thereof.

                  2.11.4 All Tax Returns filed by the Acquired Companies are true, correct, and complete and exact copies of all Tax Returns filed by the Acquired Companies during the six (6) year period preceding the date hereof have been delivered to the Buyer. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

                  2.11.5 Schedule 2.11.5 describes all tax elections and consents filed by the Acquired Companies with any Governmental Body.

         2.12 NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has not been any Material Adverse Change to any Acquired Company or its assets or business, and no event has occurred or circumstance exists that may result in a Material Adverse Change to the Company.

         2.13 EMPLOYEE BENEFITS.

                  2.13.1 Schedule 2.13.1 describes each Employee Benefit Plan that any Acquired Company maintains or to which any Acquired Company contributes and each Employee Benefit Plan that any Acquired Company formerly maintained or to which any Acquired Company ever contributed in the past.

                  2.13.2 Each Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the IRC and all other Legal Requirements.

                  2.13.3 All required filings, returns, reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been timely filed or distributed appropriately with respect to each such Employee Benefit Plan as required by ERISA, the IRC and all Legal Requirements.

                  2.13.4 All required contributions (including all employer contributions and employee salary reduction contributions) have been paid to each Employee Benefit Plan and all required contributions for any period ending on or before the Closing Date which are not yet due have been and shall be accrued and reserved in each Acquired Company's Interim Financial Statements and books and records. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

                  2.13.5 The market value of assets under each such Employee Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions and GAAP, and no funding deficiency of any kind exists under any Employee Benefit Plan.

                  2.13.6 Sellers have delivered to Buyer correct and complete copies of all Employee Benefit Plans, including without limitation, all agreements, plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the five (5) most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts and other funding agreements which implement or relate to each Employee Benefit Plan.

                  2.13.7 No such Employee Benefit Plan has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Benefit Plan has been instituted or threatened.

                  2.13.8 There have been no prohibited transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, complaint, grievance, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither any Acquired Company (or employees with responsibility for employee benefits matters) nor the Sellers have any Knowledge of any basis for any such action, suit, grievance, complaint, proceeding, hearing or investigation.

                  2.13.9 No Acquired Company has incurred, and neither the Seller nor the directors and officers (and employees with responsibility for employee benefits matters) of any Acquired Company has any reason to expect that any Acquired Company will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Benefit Plan.

                  2.13.10 No Acquired Company contributes to, ever has contributed to, or ever has been required to contribute to any Multi-Employer Plan or has any Liability (including withdrawal Liability) under any Multi-Employer Plan.

                  2.13.11 Except as set forth in Schedule 2.13.11, no Acquired Company maintains, ever has maintained, ever has contributed, or never has been required to contribute to any Employee Benefit Plan or other arrangement providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents.

                  2.13.12 No Acquired Company has any Liability arising from any Employee Plan, except for any liability reflected in the Interim Financial Statement or as accrued in the Ordinary Course of Business since the date of such Interim Financial Statement.

         2.14 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in
Schedule 2.14:

                  2.14.1 Each Acquired Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  2.14.2 No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Acquired Company under, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  2.14.3 No Company has received any notice nor other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         2.15 GOVERNMENTAL AUTHORIZATIONS.

                  2.15.1 Schedule 2.15.1 contains a complete and accurate list of each Governmental Authorization that is held by the Acquired Companies or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 2.15.1 is valid and in full force and effect. Each Acquired Company has fully complied with all conditions and requirements for, or relating to, all Governmental Authorizations.

                  2.15.2 The Governmental Authorizations listed in Schedule
         2.15.1 collectively constitute all of the Governmental Authorizations necessary to permit each Acquired Company to lawfully conduct and operate its business in the manner as currently conducted and as conducted during the previous five (5) years, and to permit each Acquired Company to own and use its assets in the manner in which it currently owns and uses such assets.

                  2.15.3 No Acquired Company has received any notice or other communication regarding any actual, alleged or potential (i) violation or failure to comply with any Governmental Authorization or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.16 LEGAL PROCEEDINGS; ORDERS.

                  2.16.1 There is no pending Proceeding: (a) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned, leased or used by any Acquired Company; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. No such Proceeding has been Threatened and no Proceeding has been terminated (by adjudication, settlement or otherwise) within the last five (5) years. No event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding; and

                  2.16.2 There is currently no Order to which any Acquired Company, Seller, any Acquired Company's business or any of the assets owned, leased or used by any Acquired Company, is subject. Each Acquired Company has complied with all Orders to which its, or any of the assets owned or used by it has been subject.

         2.17 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Schedule 2.17, since December 31, 1998, each Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  2.17.1 Change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  2.17.2 Amendment to the Organizational Documents of any Acquired Company;

                  2.17.3 Payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  2.17.4 Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan;

                  2.17.5 Damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, in excess of $10,000;

                  2.17.6 Entry into, termination of, or receipt of notice of termination of any Contract or transaction outside the Ordinary Course of Business or which involves a total remaining commitment by or to the Company of at least $10,000;

                  2.17.7 Sale (other than sales of inventory in the Ordinary Course of Business), license, lease, or other disposition of any asset or property of the Company in excess of $10,000 or imposition of any Encumbrance on any asset or property of any Acquired Company;

                  2.17.8 Cancellation, settlement, or waiver of any claims or rights of or against any Acquired Company in excess of $10,000;

                  2.17.9 Change in any of the accounting methods or principles used by any Acquired Company; or

                  2.17.10 The entry into any Contract by any Acquired Company to do any of the foregoing.

         2.18 CONTRACTS; NO DEFAULTS.

                  2.18.1 Schedule 2.18.1 contains a complete and accurate list, and Buyer acknowledges that it has had an opportunity to review true and complete copies of the following Contracts other than those Agreements with the Buyer or affiliates of the Buyer:

                           (a) Each Contract that involves the furnishing or
                  performance of services, or the delivery, sale, lease or transfer of goods, materials or products, by any Acquired Company in an amount or value in excess of $10,000, including, but not limited to, purchase orders received by any Acquired Company;

                           (b) Each Contract that involves the furnishing or
                  performance of services, or the purchase, lease or receipt of goods, materials, inventory, supplies, products or other personal property by any Acquired Company in an amount or value in excess of $10,000, including, but not limited to, purchase orders issued by any Acquired Company;

                           (c) Each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                           (d) Each Contract under which any Acquired Company
                  has created, incurred, assumed or guaranteed any indebtedness for borrowed money, has incurred any capitalized lease obligation, or under which any of its tangible or intangible assets, are Encumbered;

                           (e) Each collective bargaining agreement and other
                  Contract to or with any labor union or other employee representative of a group of employees or which involves any Acquired Company or any former or present employees, agents or representatives of any Acquired Company;

                           (f) Each profit sharing, stock option, stock
                  purchase, stock appreciation, deferred compensation, severance, or other plan, arrangement, contract or Employee Benefit Plan for the benefit of its current or former directors, officers, and employees;

                           (g) Each offer or agreement for the employment of or
                  receipt of any services from any Person on a full-time, part-time, consulting, commission or any other basis;

                           (h) Each Contract containing covenants that in any
                  way purport to restrict the business activity of any Acquired Company or limit the freedom of any

                  Acquired Company to engage in any line of business or to compete with any Person;

                           (i) Each Contract for capital expenditures;

                           (j) Each Contract under which any Acquired Company
                  has advanced, guaranteed or loaned any amount to or for the benefit of any of its directors, officers, employees or Representatives;

                           (k) Each Contract with any employee, officer,
                  director, shareholder, sale representative, consultant, distributor, Representative or agent of any Acquired Company;

                           (l) Each Contract providing for a payment or
                  involving an aggregate consideration or value in excess of $10,000;

                           (m) Each Contract not entered into in the Ordinary
                  Course of Business;

                           (n) Each power of attorney granted by, on behalf of,
                  or to any Acquired Company;

                           (o) Each Contract relating to confidentiality or
                  noncompetition except those Contracts by which Buyer is also bound;

                           (p) Each Contract for the performance of services by
                  an Acquired Company having a term or period of performance in excess of 90 days; and

                           (q) Each proposed or actual amendment, supplement, or
                  modification (whether oral or written) in respect of any of the foregoing.

                  2.18.2 Except as set forth in Schedule 2.18.2:

                           (a) The Sellers do not have any fixed or contingent
                  rights or obligations under any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                           (b) No Person listed on Schedule 2.18.2 is bound by
                  any Contract that purports to limit the ability of such Person to (i) engage in or continue any conduct, activity, practice or business related to the operations of any Acquired Company, or (ii) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery of Intellectual Property Asset related to the operations of the Acquired Companies.

                  2.18.3 Except as set forth in Schedule 2.18.3, each Contract is in full force and effect and is valid and enforceable in accordance with its terms.

                  2.18.4 Except as set forth in Schedule 2.18.4 with respect to each Contract (including, without limitation, those Contracts and agreements disclosed or required to be disclosed in Schedule 2.18.1):

                           (a) Each Acquired Company is, and at all times has
                  been, in full compliance with all applicable terms and requirements of each Contract;

                           (b) Each other Person that has or had any obligation
                  or liability under any Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

                           (c) No event has occurred or circumstance exists that
                  (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                           (d) No Acquired Company has given to nor received
                  from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, default under or termination or cancellation of, any Contract.

                  2.19 INSURANCE. Schedule 2.19 sets forth a description with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any Acquired Company has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past six (6) years, including (a) the name, address and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;(c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (iii) no Acquired Company or any other Person is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iv) no Person has repudiated any provision thereof. Each Acquired Company has been covered during the past six years by insurance in scope and amount customary and reasonable for the business in which they have engaged during the aforementioned period. Schedule 2.19 describes any self-insurance arrangements affecting the Company.

         2.20 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 2.20, the Acquired Companies are, and at all times have been, in full compliance with, and have not been and are not in violation of or liable under, any Environmental Law and do not engage in any Hazardous Activity. Neither Sellers, nor any Acquired Company, has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible, received, any actual or Threatened Order, notice, or other communication from any Governmental Body or Person, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities.

         2.21 EMPLOYEES/REPRESENTATIVES.

                  2.21.1 Schedule 2.21.1 contains a complete and accurate list of the following information for each employee or director of each Acquired Company, including each employee on leave of absence or layoff status: (a) name; (b) job title; (c) current compensation and bonus paid or payable; (d) vacation accrued; (e) service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan and (f) all other compensation, bonus and overtime pay, as applicable for the year ended on the date of the Interim Financial Statement.

                  2.21.2 Except for Contracts executed on behalf of Buyer and except as set forth on Schedule 2.21.2, no Person listed on Schedule
         2.21.2 is a party to, or is otherwise bound by, any agreement or arrangement, such as any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer or director and any other Person which limits their ability to perform services for any Acquired Company.

                  2.21.3 Schedule 2.21.3 also contains a complete and accurate list of the following information for each retired employee or director of any Acquired Company, or their dependents, receiving benefits or eligible to receive benefits in the future: (a) name, (b) benefit, (c) payment option election, (d) retiree medical insurance coverage, (e) retiree life insurance coverage, and (f) other benefits.

         2.22 LABOR RELATIONS; COMPLIANCE. Except as set forth in Schedule 2.22, no Acquired Company has been nor is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or
(c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing or other Legal Requirements.

         2.23 SUBSIDIARIES. Except for the (i) Subsidiary, (ii) the Stratton-Cheeseman Charitable Foundation, which has been dissolved, and (iii) stock in a publicly traded company which does not exceed one (1%) percent of the outstanding equity interest of such publicly traded company, the Company does not own nor has ever owned, directly or indirectly, any equity, profit or other interest in any subsidiary, or other Person which may result in any Liability to the Company.

         2.24 FINDERS OR BROKER FEES. There are no broker commissions, finders fees or other payments of like nature payable to any Person in connection with the Contemplated Transactions and in no event will Buyer or any Acquired Company have any Liability for any fee or commission including, but not limited to, any finders, originators or brokers fee in connection with the Contemplated Transactions.

         2.25 RELATED PARTY TRANSACTIONS. Except as described in Schedule 2.25 and except as otherwise disclosed in this Agreement or any of the Schedules attached hereto, no Acquired Company has engaged in any purchase, lease, sale or other transaction involving any Seller, any officer, director, employee or Representative of any Acquired Company, any of their respective representatives, or any Person owned or controlled, in whole or in part, by any such parties, within the last five (5) years. No Acquired Company has any outstanding loan or other advances, directly or indirectly, to or from any of the Sellers, any officer, director or employee or Representative or any Acquired Company, any affiliate or relative of Sellers or any entity in which either Sellers or any Acquired Company have a direct or indirect interest. Except for the obligations set forth in this Agreement and the obligations arising from the ordinary course of employment by the Acquired Companies (including, but not limited to any compensation and accrued benefits or right to reimbursement), no Acquired Company has, or after Closing shall have, any Liability to the Sellers.

         2.26 ASSETS OF CHEESEMAN. Cheeseman shall furnish a sworn statement relating to his assets which is subject to a confidentiality agreement. Such sworn statement is true, accurate and complete in all respects and is incorporated herein by reference.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement of Sellers entering into this Agreement and knowing and acknowledging that Seller is relying upon the same, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller:

         3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

         3.2 AUTHORITY; NO CONFLICT.

                  3.2.1 This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  3.2.2 Except as set forth in Schedule 3.2.2, neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (a) Any provision of Buyer's Organizational
                  Documents;

                           (b) Any resolution adopted by the board of directors
                  or the policyholders of Buyer;

                           (c) Any Legal Requirement or Order to which Buyer may
                  be subject; or

                           (d) Any Contract to which Buyer is a party or by
                  which Buyer may be bound.

         Except as set forth in Schedule 3.2.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         3.4 FINDERS OR BROKERS FEES. There are no broker commissions, finders fees or other payments of like nature payable to any Person retained by Buyer in connection with the

Contemplated Transactions and in no event will Sellers have any liability for any fee or commission including, but not limited to, any finders, originator or broker's fee in connection with the Contemplated Transaction.

         3.5 PURCHASE FOR OWN ACCOUNT. Buyer has acquired the Shares for its own account, for investment purposes only, not for the account of others and not with the intent toward the distribution or transfer thereof.


                                   ARTICLE IV
                              COVENANTS OF SELLERS

         Sellers, jointly and severally, make the following covenants to Buyer:

         4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may request.

         4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

                  4.2.1 Conduct the business of such Acquired Company only in the Ordinary Course of Business;

                  4.2.2 Preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and Representatives of each Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company;

                  4.2.3 Confer with Buyer concerning operational matters of a material nature;

                  4.2.4 Report periodically to Buyer concerning the status of the business, operations, and finances of each Acquired Company;

                  4.2.5 Not enter into any transaction or conduct any activity described in Section 2.17 of this Agreement other than in the Ordinary Course of Business;

                  4.2.6 Not to take any affirmative action, or fail to take any action which may reasonably result in any breach, failure, error or misrepresentation under any representation, warranty, covenant or provision of this Agreement or in any Material Adverse Effect to the Company or its business, prospects, assets, liabilities or rights;

         4.3 REQUIREMENT; APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule 2.3. Any expenses to be paid to Governmental Bodies for Governmental Authorization shall be paid one-half (1/2) by Sellers and one-half (1/2) by Buyer.

         4.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Sellers will promptly notify Buyer in writing if any Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if any Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated as of the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of a Seller in this Article 4 or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely. Notwithstanding anything contained in this Section 4.4, no disclosure, supplement to Schedule or other action taken by Sellers as required or described herein shall be deemed to amend or supplement this Agreement or any Schedule, or to cure any misrepresentation, Breach or failure of Sellers under this Agreement or to waive any right or remedy of Buyer for such misrepresentation, Breach or failure.

         4.5 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to any Acquired Company by Sellers or any related Person of Sellers to be paid in full prior to Closing.

         4.6 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article 8, Sellers will not, and will cause any Acquired Company and its representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the Shares or any capital stock of the Company, or any merger, consolidation, shares exchange, reorganization, business combination, or similar transaction involving the Company.

         4.7 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Article 6 to be satisfied.

         4.8 STRATTON, CHEESEMAN AND WALSH, INC. Cheeseman shall, or shall cause Stratton, Cheeseman and Walsh, Inc., a Michigan corporation ("SC&W"), to perform all of the following:

                  4.8.1 Within 12 months of the Closing Date, SC&W's corporate name must be changed to eliminate permanently Cheeseman's surname. Such action shall be documented and confirmed in writing to Buyer immediately. Changing SC&W's corporate name to SCW Agency Group, Inc. is an acceptable name change in compliance with this section.

                  4.8.2 On or before the Closing Date, Cheeseman shall resign from the Board of Directors of SC&W and resign from all other positions he may hold as an officer or employee of SC&W. Such action shall be documented and confirmed in writing to Buyer immediately.

                  4.8.3 Without the prior written consent of the Buyer, at any time after the Closing Date while Cheeseman is employed by the Buyer, Cheeseman shall not serve as a director, officer, employee or consultant of SC&W or otherwise provide services to SC&W.

                  4.8.4 Without the prior written consent of the Buyer, as an employee of the Buyer or an affiliate of the Buyer after the Closing Date, and during any period subject to Cheeseman's non-competition with MICOA arising from his employment, Cheeseman will be expressly prohibited from negotiating any Contracts with SC&W, or otherwise participating in overseeing SC&W's daily affairs. Subject to provisions contained otherwise in this Agreement, Cheeseman may, however, address issues which impact SC&W by virtue of its status as an insurance agency for Buyer, but may only do so as necessary and appropriate to his role as an officer of Buyer representing Buyer's interests.

                  4.8.5 Cheeseman and his MICOA management team shall use Best Efforts to cause SC&W to provide at least annual written reports to the Buyer comparing SC&W's commission rates and performance against other agents in the markets served by SC&W.

                  4.8.6 Prior to any transaction between Cheeseman and SC&W, except as to actions relating to his stock in the normal course of business such as voting his SC&W stock for the election of officers or directors or the receipt of nonextraordinary dividends, Cheeseman shall disclose the material facts of the transaction and his interest therein to MICOA. Thereafter, a majority of Buyer's Board of Directors other than Cheeseman must approve or ratify any such disclosed transactions. In determining whether to approve or ratify the transaction, the Board of Directors shall not unreasonably withhold approval.

         Prior to the approval or execution of any agreements between Buyer or its successors and SC&W, Cheeseman shall so disclose them to MICOA. Thereafter, a majority of Buyer's Board of Directors other than Cheeseman must approve or ratify any such disclosed agreements.

                  4.8.7 Cheeseman expressly acknowledges and agrees that a Breach of any of the covenants contained in this Section 4.8 will result in unmeasurable damages to Buyer. Therefore, the parties agree that upon breach of Cheeseman of this Section 4.8, Cheeseman will pay Buyer the sum of Two Million ($2,000,000) Dollars as liquidated damages. The Damages provided in this subparagraph shall not exceed Two Million Dollars ($2,000,000) in total whether or not multiple breaches have been alleged or have occurred.

         4.9 SECTION 338(h)(10) ELECTION. Each of the Sellers shall join with Buyer in making an election under IRC Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares. Sellers will pay any Tax, including any Liability of the Acquired Companies for Taxes resulting from the application of Treasury Regulation ss.1.338(h)(10)-1(e)(5), attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer, and the Acquired Companies against any Damages (as hereinafter defined in Article IX) arising out of any failure to pay such Tax. Sellers will also pay any state, local, or foreign Tax (and indemnify the Buyer and the Acquired Companies against any Damages arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under IRC Section 338(g) (or which results from the making of an election under IRC 338(g) of the Code) with respect to the purchase and sale of the Shares. Buyer and Sellers agree to follow an allocation of purchase price consistent with the allocation provided in 1.3.11 and the provisions of Section 338 and the regulations thereunder for purposes of all relevant tax return filings. Buyer and Sellers will not voluntarily take any action inconsistent with the validity of the mutual Section 338(h)(10) election or inconsistent with the asset values determined herein for purposes of all tax returns and examinations thereof.


                                    ARTICLE V
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         Buyer makes the following covenants to Sellers:

         5.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all Consents.

         5.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Article 7 to be satisfied.

         5.3 DISTRIBUTIONS BY THE COMPANY. It is the intention of the parties that the Sellers retain the cash and earnings to the date of Closing. In order to carry out this intention, the parties will take the following actions:

                  5.3.1 Notwithstanding the provisions of Section 4.2, the Company may distribute to the Sellers any and all available cash (or equivalents). If any cash is held by the Company at Closing, the Company will distribute it to the Sellers in proportion to their stockholdings prior to Closing as soon as practicable after Closing.

                  5.3.2 As soon as practicable following the Closing, the Company will distribute to the Sellers in proportion to their stock holdings prior to Closing, the amount of any expense reimbursement to which the Company is entitled by Buyer or its subsidiaries under Management Services Agreements as of the Date of Closing which were paid by the Company on or before the Closing but not yet reimbursed by Buyer.

                  5.3.3 As soon as practicable following the Closing, the Company will distribute to the Sellers, in proportion to their stockholdings prior to Closing, the amount of any incentive payments which have been earned prior to the Closing Date pursuant to Management Services Agreements with Buyer or its subsidiaries. Such distribution will be an additional purchase price payment as provided in 1.3.10.

                  5.3.4 As soon as practicable after the amount can be determined (following the end of the calendar year), the Company shall distribute to the Sellers, in proportion to their stockholdings prior to Closing, the amount of incentive payments due to the Company by Buyer or its subsidiaries pursuant to Management Services Agreements which cannot be determined prior to the end of the Calendar Year in which the sale is closed, which incentive payments shall be prorated to the Closing Date. Such distribution will be an additional purchase price payment as provided in 1.3.10.


                                   ARTICLE VI
               CONDITIONS PRECEDENT OF BUYER'S OBLIGATION TO CLOSE

         All of Buyer's obligations under this Agreement, including, without limitation, Buyer's obligations to purchase the Shares and to take the other actions required to be taken by Buyer under this Agreement or at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

         6.1 ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement, individually and in the aggregate, must be and remain accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         6.2 SATISFACTORY DUE DILIGENCE AND APPROVAL OF THE BOARD OF DIRECTORS. The Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation and the Buyer's Board of Directors shall have approved this Agreement, the Contemplated Transactions and all other agreements in connection therewith.

         6.3 SELLERS' PERFORMANCE.

                  6.3.1 All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the Aggregate, must have been duly and fully performed and complied with in all respects.

                  6.3.2 Each document, agreement, instrument or certificate required to be executed and/or delivered by Sellers shall have been duly executed and/or delivered, as applicable.

         6.4 CONSENTS. Each of the Consents must have been obtained and must be in full force and effect.

         6.5 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

                  6.5.1 An opinion of MacLean, Seaman, Laing & Guilford, P.L.C., legal counsel to the Sellers, dated as of the Closing Date, in the form of Exhibit 6.5.1; and

                  6.5.2 Such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller,
         (iii) evidencing the satisfaction of any condition referred to in this
         Article 6, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         6.6 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         6.7 NO CLAIM REGARDING STOCK OWNERSHIP OF SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or
the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Shares or stock of, or any other voting, equity, or ownership interest in, and Acquired Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         6.8 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         6.9 RESIGNATION OF OFFICERS. Buyer shall have received the resignations, effective as of the Closing, in accordance with Schedule 1.5.1.

         6.10 FINANCING. The Buyer shall have obtained, on terms and conditions satisfactory to it, all of the financing necessary in order to consummate the Contemplated Transactions and fund the working capital requirements of the Company after the Closing.

         6.11 EMPLOYMENT AGREEMENTS. The Buyer shall have entered into Employment Agreements with Sellers, in the form attached hereto as Exhibit 6.11 (Employment Agreements").


                                   ARTICLE VII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         All of Sellers' obligations under this Agreement, including, without limitation, Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Sellers, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement, individually and in the Aggregate, must be and remain accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         7.2 BUYER'S PERFORMANCE.

                  7.2.1 All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the aggregate, must have been duly and fully performed and complied with in all respects.

                  7.2.2 Each document, agreement, instrument or certificate required to be executed and/or delivered by Buyer shall have been duly executed and/or delivered, as applicable.

         7.3 ADDITIONAL DOCUMENTS. Buyer must have caused to be delivered to Sellers such documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.4 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         7.5 EMPLOYMENT AGREEMENTS. The Sellers shall have entered into the Employment Agreements.

         7.6 OPINION. An Opinion of Kerr, Russell and Weber, PLC, legal counsel to the Buyer, dated as of the Closing Date, in the form of Exhibit 7.6.

         7.7 CONSENTS. Each of the Consents must have been obtained and be in full force and effect.

         7.8 MODIFICATION OF MANAGEMENT AGREEMENT. The Management Agreements must have been modified to the mutual satisfaction of the parties.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  8.1.1 By either Buyer or Sellers if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived in writing;

                  8.1.2 By (a) Buyer if any of the conditions in Article 6 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date; or (b) Sellers, if any of the conditions in Article 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived in writing such condition on or before the Closing Date;

                  8.1.3 By mutual consent of Buyer and Sellers; or

                  8.1.4 By either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations under this Agreement) on or before January 31, 2000, or such later date as the parties may agree upon.

         8.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.2, 11.4 and 11.5 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   ARTICLE IX
              INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS

         9.1 INDEMNIFICATION AND PAYMENT OF DAMAGES BY CHEESEMAN. Except for "Damages" (as hereinafter defined) for which an Acquired Company would have been reimbursed by the Buyer pursuant to the Management Agreement, Cheeseman will indemnify, defend and hold harmless Buyer, and each Acquired Company and their respective representatives, stockholders, controlling Persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, Liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation, defense and reasonable attorneys' fees) or diminution of value (after deduction for any insurance reimbursement and third party recoveries), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  9.1.1 Any Breach of any representation or warranty made in this Agreement, the Schedules, the supplements to the Schedules, or any other certificate or document delivered pursuant to this Agreement;

                  9.1.2 Any Breach by Cheeseman of any covenant or obligation of Sellers in this Agreement;

                  9.1.3 Any Liability or claim for any Tax which relates to any period prior to the Closing Date and any Tax which is a result of the 338(h)(10) Election;

                  9.1.4 Any Liability of the Company incurred or arising from any circumstances or events prior to or as of the Closing Date which is not reflected on the Interim Financial Statement, except for accounts payable and accrued expenses incurred from the operations of the Company in the Ordinary Course of Business since the date of the Interim Financial Statement and reflected in the books and records of the Company;

         9.2 INDEMNIFICATION BY GAUGIER. Except for Damages for which an Acquired Company would have been reimbursed by the Buyer pursuant to the Management Agreement, Gaugier will indemnify, defend and hold harmless Indemnified Persons, and will pay to the Indemnified Persons, the amount of any Damages arising, directly or indirectly, from or connection with any Breach of any of the representations or warranties made by Seller contained in Sections 2.1, 2.2 and 2.4. The aggregate amount of Damages to which the Buyer shall be entitled to receive from Gaugier shall not exceed the Purchase Price received by Gaugier.

         9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

         9.4 LIMITATIONS ON INDEMNITY. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of Damages to which the Buyer shall be entitled shall not exceed the Purchase Price (the "Indemnification Ceiling") and the Buyer shall be entitled to Damages for an amount not in excess to the Indemnification Ceiling only to the extent that the aggregate amount of all Damages exceed the sum of One Hundred Thousand ($100,000.00) Dollars.

         9.5 SURVIVAL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each of the representations, warranties, covenants and agreements made by the Sellers in this Agreement are pursuant hereto shall survive for a period of three (3) years after the Closing of the Contemplated Transactions, except that
(i) the representations and warranties contained in Section 2.2 and 2.4 shall continue indefinitely, (ii) the representations contained in Section 2.11 shall survive for a period commensurate with any applicable statute of limitations and, (iii) the covenants contained in Sections 4.8 and 4.9 shall survive for a period commensurate with any applicable statute of limitations.

         9.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY BUYER. Each of the representations, warranties, covenants and agreements made by the Buyer in this Agreement are pursuant hereto shall survive the Closing for a period commensurate with any applicable statute of limitations.

         9.7 EXCLUSIVE REMEDY. The Buyer and the Sellers acknowledge and agree that the foregoing indemnification provisions contained in this Article IX shall be the sole and exclusive remedy of the Buyer and the Seller with respect to the Contemplated Transactions.

                                    ARTICLE X
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the following meanings:

         10.1 "ACQUIRED COMPANIES" shall mean the Company and the Subsidiary.

         10.2 "ACQUIRED COMPANY" shall mean each of the Company and the Subsidiary.

         10.3 "AGREEMENT" shall mean this Stock Purchase Agreement together with all Schedules, documents, exhibits and instruments delivered in connection with this Stock Purchase Agreement.

         10.4 "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         10.5 "BREACH" shall mean a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement, any Schedule or any instrument delivered pursuant to this Agreement which the Party alleging a Breach reasonably determines to be material in isolation or along with other breaches. Notwithstanding anything in this Agreement to the contrary, if a breach is due to any inaccuracy in a representation or Schedule, the other Party shall be entitled to recover any Damages resulting therefrom as provided under
Article IX of this Agreement, but such breach shall not otherwise be deemed a breach.

         10.6 "CHANGE IN CONTROL" shall occur if there is: a loss of, direct or indirect, voting or equity control of the Buyer (or of any resulting organization) by Buyer's policyholders; or, a change of more than 50% of MICOA's board of directors in any contiguous period of 24 months due to other than death, disability, retirement of sitting directors, or normal expiration of director terms. By way of clarification, but not limitation, no Change in Control shall occur from (a) the reorganization, consolidation or dissolution of one or more of Buyer's current or future subsidiaries, divisions or affiliates;
(b) as a result of the full or partial completion of a mutual holding company reorganization, not resulting in the loss of Buyer's policy holders voting or equity control; (c) the full or partial demutualization of Buyer's absent loss of policy holder voting or equity control; or (d) any other process firm which Cheeseman consents to any proposed transaction which does not displace Buyer's policy holder voting or equity control.

         10.7 "CLOSING DATE" shall mean the date and time as of which the Closing actually takes place.

         10.8 "CONSENT" or "CONSENTS" shall mean any approval, consent, ratification, waiver, or other authorization (including, without limitation, any Governmental Authorization) of any Person (i) listed in Schedule 2.3, (ii) required to be obtained in order to consummate the Contemplated Transactions, and (iii) listed in Schedule 10.8.

         10.9 "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including, without limitation:

                  10.9.1 The sale of the Shares by Sellers to Buyer;

                  10.9.2 The execution, delivery, and performance of the Noncompetition Agreements, the Releases and the Employment Agreements;

                  10.9.3 The performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  10.9.4 Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

         10.10 "CONTRACT" shall mean any agreement (or group of related agreements), contract, obligation, option, commitment, promise or understanding (whether written or oral and whether expressed or implied) (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or Liability, (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound, or (d) which may relate to, establish or restrict any rights or obligations affecting the Shares or any present or future securities of any Acquired Company. Solely for the purposes of any disclosure schedule required pursuant to this Agreement, the term "Contract" shall not include purchase commitments made in the ordinary course of business at amounts less than Ten Thousand ($10,000) Dollars, nor shall include any "Management Agreement" or any other Management Service Agreement entered into between the Buyer (or any subsidiary of the Buyer) and the Company (or any subsidiary of the Company).

         10.11 "EMPLOYEE BENEFIT PLAN" shall mean any qualified and/or non-qualified fringe benefit, disability, health, medical, life insurance, supplemental compensation, incentive, wage continuation, retirement, pension, profit sharing, bonus, deferred compensation, stock ownership or other plan, trust, policy or arrangement involving any past, present or future employee, consultant, representative, or agent of any Acquired Company, including without limitation any plan, program or arrangement defined in or relevant to any provision of ERISA.

         10.12 "ENCUMBRANCE" shall mean any charge, claim, community property or dower interest, mortgage, equitable interest, lien, option, pledge, security interest, right of first refusal, contract, Liability or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         10.13 "EMPLOYMENT AGREEMENTS" shall have the meaning set forth in
Section 6.11.

         10.14 "ENVIRONMENT" shall mean any soil, land surface or subsurface strata, surface waters (including, without limitation, navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream, sediments, ambient air

(including indoor air), plant and animal life, and any other environmental medium or natural resource.

         10.15 "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damage, expense, Liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law including, without limitation, any costs, damage, financial responsibility, expenses, liabilities, obligations or other Liability for, arising out of or relating to:

                  10.15.1 The Environment;

                  10.15.2 The presence, generation, use, handling, transport, recycling, reclamation, disposal, treatment, storage or release of any Hazardous Material;

                  10.15.3 Any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  10.15.4 Fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial and inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  10.15.5 Any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any applicable Environmental Law or any Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; and/or

                  10.15.6 Any other compliance, corrective, investigative, or remedial measures required under any Environmental Law or any Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include, without limitation, the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         10.16 "ENVIRONMENTAL LAW" shall mean any Legal Requirement that governs, regulates, requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment; (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; (i) Hazardous Activities, Hazardous Materials, pollutants, petroleum products, oil, asbestos or other potentially harmful substances; or (j) the protection of the health, safety and welfare of the public, water health and safety and pollution and/or protection of the Environment.

         10.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         10.18 "FIDUCIARY" shall have the meaning as defined in ERISA ss.3(21).

         10.19 "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 2.5.

         10.20 "GAAP" shall mean the United States generally accepted accounting principles, consistently applied.

         10.21 "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         10.22 "GOVERNMENTAL BODY" shall mean any: (a) federal, state, local, municipal, foreign, or other government; or (b) governmental or quasi-governmental authority of any nature, including without limitation, (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority or other tribunal, and (iii) any arbitration body or tribunal;

         10.23 "HAZARDOUS ACTIVITY" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and/or any other act, business, operation, or action that poses a risk of illness or property damage or diminution in value of any property resulting from Hazardous Materials.

         10.24 "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, regulated, defined, designated, or classified under, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant pursuant to, any Environmental Law and shall include materials or equipment containing polychlorinated biphenals or asbestos in any form.

         10.25 "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and all U. S. Treasury regulations and rulings issued by the IRS or any Governmental Authority pursuant to the Internal Revenue Code or any successor law.

         10.26 "IRS" shall mean the United States Internal Revenue Service or any successor agency, and the United States Department of the Treasury.

         10.27 "KNOWLEDGE" of any Person shall be deemed to include a particular fact or other matter if: (a) such Person is actually aware of such fact or other matter; or (b) a prudent Person could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         10.28 "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, operational memorandum, guidance documents, policy, charter, ordinance, rule, code, principle of common law, case, decision, regulation, statute, or treaty including, without limitation, Environmental Laws, Occupational Safety and Health Laws, Orders, ERISA and the IRC.

         10.29 "LIABILITY" shall mean any liability or obligation whether known or unknown, foreseeable or unforeseeable, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

         10.30 "MANAGEMENT AGREEMENT" shall mean the Management Services Agreements by and between Buyer (or any subsidiary of the Buyer) and any Acquired Company.

         10.31 "MATERIAL ADVERSE CHANGE (OR EFFECT)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, business or prospects of any Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, business or prospects of as Person.

         10.32 "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement which governs, regulates or relates to safety and health conditions or is designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.



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



         10.33 "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         10.34 "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         10.35 "ORGANIZATIONAL DOCUMENTS" shall mean the articles or certificates of incorporation and the bylaws of a corporation including any amendments thereto or restatements thereof, and all resolutions of the Board of Directors and stockholders of such corporation.

         10.36 "PERSON" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         10.37 "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator or Person.

         10.38 "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         10.39 "SELLERS" shall mean those Persons identified as Sellers in the introductory Section of this Agreement and shall mean each and every Seller jointly and severally.

         10.40 "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC ss.59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or charge by a Governmental Body of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         10.41 "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         10.42 "THREAT OF RELEASE" shall mean a reasonable possibility of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         10.43 "THREATENED" shall mean a claim, Proceeding, dispute, action, or other matter if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter may be asserted, commenced, taken, or otherwise pursued in the future.


                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 CONFIDENTIALITY. Each of the Sellers will maintain and hold in confidence and not disclose any information concerning the business and affairs of any Acquired Company that is not already generally available to the public ("Confidential Information"), refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller shall use his Best Efforts to obtain, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

         11.2 EXPENSES. Except as otherwise expressly provided in this Agreement, the Sellers, on the one hand, and the Buyer, on the other hand, shall bear their own respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including, but not limited to fees and expenses of agents, representatives, investment bankers, advisors, consultants, counsel, and accountants (collectively "Transaction Costs"). In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         11.3 SCHEDULES. The Schedules are numbered to correspond to the various sections of this Agreement relating to the representations and warranties contained in this Agreement and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

         11.4 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         11.5 ARBITRATION. Buyer and Sellers shall submit and resolve any dispute, claim or grievance arising from or relating to the interpretation or application of this Agreement in accordance with the rules of the American Arbitration Association as modified by this Agreement. Three arbitrators shall be chosen: one by Buyer, one by Sellers, and a third by the first two arbitrators. The initial two arbitrators shall be named within thirty (30) days of the initiation of proceedings, and they shall choose the third arbitrator, who must be a neutral attorney licensed in Michigan, within thirty (30) days following the selection of the arbitrators named by the parties. The third arbitrator shall function as a hearing officer. Failure to choose any arbitrator timely shall result in appointment by the American Arbitration Association. Each party may be represented by legal counsel. Stenographic or other mutually acceptable record of such proceedings shall be kept. Proceedings shall rely upon the Michigan Rules of Court and Michigan Rules of Evidence, unless deemed unreasonable in a particular application by the hearing officer. The arbitrators shall issue their written opinion within thirty (30) days of the termination of any hearing. The decision of the arbitrators shall be binding upon Buyer and Sellers and may be enforced to the fullest extent permitted by law, by a court of competent jurisdiction, which may enter judgment thereon.

         11.6 REPRESENTATIONS. The Buyer acknowledges that the representations and warranties made by Sellers under this Agreement have been made based upon their knowledge, information and belief. Notwithstanding the fact that the representations and warranties contained herein were made by Sellers based upon their knowledge, information and belief, in the event of a Breach of a representation or warranty, Buyer shall be entitled to recover the Damages provided under Article IX of this Agreement regardless of whether Sellers believed such representation or warranty was true when made.

         11.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) two (2) business days following the deposit of same in the U.S. mail, in each


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



case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

               Sellers:               William B. Cheeseman
                                      William J. Gaugier
                                      Stratton-Cheeseman Management Co.
                                      c/o 1301 N. Hagadorn Road
                                      East Lansing, MI 48826-1971
                                      Fax No. (517) 351-7866

               With a copy to:        MacLean, Seaman, Laing & Guilford, P.L.C.
                                      1301 N. Hagadorn Road
                                      East Lansing, MI 48826-4279
                                      Attn: Kenneth Laing
                                      Fax No. (517) 336-7191

               Buyer:                 Mutual Insurance Corporation of America
                                      1301 North Hagadorn
                                      P.O. Box 1471
                                      East Lansing, MI 48826-1471

               With a copy to:        Kerr, Russell and Weber, PLC
                                      500 Woodward Ave., Suite 2500
                                      Detroit, Michigan  48226
                                      Attn: Monte D. Jahnke
                                      Fax No. (313) 961-0388

         11.8 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Contemplated Transactions, shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         11.9 FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.10 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right, unless done so in writing signed by the party asserting such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.11 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties (including, but not limited to the Term Sheet dated May 12, 1999) with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burden of proof shall arise favoring or disfavoring any Party by virtue of the authoring of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute of law shall be deemed and also referred to all rules and regulations promulgated thereunder, unless the context expressly provides otherwise. The word "including" shall mean including without limitation. All words used in this Agreement will be construed to be of such gender or number as the circumstances may require. If any part has breached any representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the part is in breach of the first representation, warranty or covenant. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         11.13 ASSIGNMENTS; SUCCESSORS; NO THIRD PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer, subject to not relieving Buyer or its successors of obligations under this Agreement, may assign any of its rights under this Agreement to any subsidiary, parent or affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) and those Persons expressly identified herein as receiving or obtaining rights or benefits hereunder, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         11.14 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.15 SECTION HEADINGS. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.

         11.16 TIME OF ESSENCE. Time is of the essence with regard to each party's performance under this Agreement and all dates and time periods set forth or referred to in this Agreement.

         11.17 GOVERNING LAW. This Agreement will be governed by the laws of the State of Michigan without regard to conflicts of laws principles.

         11.18 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of its own free will and executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         11.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WITNESSES:                          BUYER:

                                    MUTUAL INSURANCE CORPORATION
                                    OF AMERICA, A MICHIGAN INSURANCE
                                    CORPORATION


/s/ Monte D. Jahnke                 By: /s/ Thomas C. Payne, M.D.
----------------------------           -----------------------------------------

                                    Its: Secretary-Treasurer
                                        ----------------------------------------

                                    SELLERS:

/s/ Kathleen Oppenwall              /s/ William B. Cheeseman
----------------------------        --------------------------------------------
                                    WILLIAM B. CHEESEMAN

/s/ Kenneth Laing                   /s/ William J. Gaugier
----------------------------        --------------------------------------------
                                    WILLIAM J. GAUGIER